UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 21, 2005

Date of earliest event reported:  September 15, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2005, Northwest Airlines Corporation (the “Company”) received written notification from The Nasdaq Stock Market (NASDAQ) that effective at the opening of business on September 26, 2005, the Company’s securities will be delisted from NASDAQ in accordance with Marketplace Rules 4300, 4450(f) and IM-4300.  NASDAQ indicated in its letter that the delisting determination followed its review of the Company’s press release announcing that the Company had filed for protection under Chapter 11 of the U.S. Bankruptcy Code on September 14, 2005.  As a result of the notification, the fifth character “Q” was appended to the Company’s trading symbol, which was changed from NWAC to NWACQ at the opening of business on September 19, 2005. On September 16, 2005, the Company issued a press release relating to the foregoing.  A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated September 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: September 21, 2005

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated September 16, 2005